UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 22, 2005

MOLECULAR IMAGING CORPORATION

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-27915	11-2787966
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9530 Towne Centre Drive, Suite #120

San Diego, California 92121

(Address of principal executive offices)

(858) 642-0032

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION

The Company restructured its equipment leases with Siemens Financial Services, Inc. (“Siemens”) in June 2004 and GE Healthcare Financial Services, Inc. (“GE”) in September 2004. Copies of the restructuring agreements and a description of their terms is included in our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004. The restructuring agreements each reduced the aggregate lease payments by 50 to 70% from the period extending from November 2003 to December 2004. The Company was required under the terms of the restructuring agreements to commence full lease payments in January 2005. The Company was unable to make such full lease payments and as a result an event of default has occurred under the GE and Siemens restructuring agreements. During such an event of default, Siemens and GE have the right under the restructuring agreements to terminate their respective leases with the Company; repossess the molecular imaging equipment operated by the Company under the leases; demand all outstanding amounts under the leases as immediately due and payable; demand payment for all costs and expenses related to repossessing and reselling the equipment; and/or assert any other rights they may have available at law or in equity. This event of default under the restructuring agreements with GE or Siemens has also resulted in a default under the three molecular imaging equipment leases assigned to Ascendant PET Partners-I, LLC (“PET Partners”) in May of 2003. This default entitles PET Partners to terminate its leases with the Company; demand all outstanding amounts under the leases as immediately due and payable; repossess the equipment; demand payment for all related costs and expenses; and/or assert any other rights they may have available at law or in or equity. The Company generates substantially all of its revenue from the operation of the molecular imaging equipment under the Siemens GE, and PET Partners leases. The repossession of all or a substantial portion of the molecular imaging equipment under these leases would result in the Company’s inability to generate further revenues and, therefore, would have a material adverse affect on the Company’s operations and its ability to continue as a going concern. Although we have begun discussions with Siemens and GE to further restructure the lease obligations, there is no present agreement in place with either Siemens or GE to further restructure these obligations, and there can be no assurances that Siemens and GE will agree to any such restructuring.

In May 2003, the Company entered into a $3,200,000 asset-based financing arrangement with a financial institution, which expires on May 12, 2006. The amounts borrowed by the Company under this financing arrangement are secured by accounts receivable and are used to pay its general operating expenses. The arrangement is subject to certain restrictive covenants. Since an amendment to the agreement dated May 1, 2004, amounts available under the arrangement are limited to approximately 85% of qualified accounts receivable. The balance at December 31, 2004 and June 30, 2004 was $1,312,129 and $1,480,405, respectively. The purchase fee percent is calculated at 0.032% per day. The Company is out of compliance with its financial covenants the Company has requested a waiver of default from the lender and has paid a required $2,000 fee. If the waiver is not granted, the penalty for the default is an increase in the purchase fee percentage to 0.05% per day.

ITEM 8.01 OTHER EVENTS

In February 2005 we received notice from Kaiser Foundation Health Plan (“Kaiser”) that it would not be renewing its contract with the Company beyond March 2005. Kaiser represented approximately 11% of the Company’s gross revenues for fiscal year 2004, and approximately 10% of its gross revenues for the first and second quarter of fiscal year 2005. The Company’s revenues after March 2005 will be lower than the revenues for the first and second quarter of fiscal year 2005, unless and until the Company secures additional contracts that can replace that revenue.

On January 24, 2005, the Company appointed Mayer Hoffman McCann P.C. (“Mayer”) as its new independent auditors. In their fieldwork in connection with the Form 10-QSB for the quarter ending December 31, 2004, and in connection with their review of the Company’s historical financial statements, Mayer has questioned whether the accounting treatment used by the Company since 1999 with respect to its equipment leases was appropriate. If it ultimately is determined that the prior accounting treatments were incorrect and different accounting treatments are appropriate, a restatement of certain prior periods may be required. The accounting treatments being reviewed do not involve any fraud or wrongdoing by the Company. Because the possible accounting issues involve non-cash items, any corrective action will have no effect on the cash flows of the Company. Mayer is reviewing this matter with the Company’s prior independent auditors. Since the work required to review this matter was not completed prior to February 15, 2005, the Company was and continues to be unable to timely complete and file its quarterly report on Form 10-QSB for the second quarter of fiscal year 2005. The Company is working with Mayer to resolve the matter as expeditiously as possible.

In June 2004 the Company entered into a Subscription Agreement (the “Dragon Agreement”) with Dragon Nominees Limited (“Dragon”) pursuant to which the Company filed a Certificate of Designations of Series C Preferred Stock (the “Certificate of Designations”) and the Company sold 1,100,000 shares of Series C Preferred Stock to Dragon. The Dragon Agreement and Certificate of Designations required the Company to file a registration statement (“Registration Statement”) with the Securities and Exchange Commission within 30 days of the closing of the sale of Series C Preferred Stock to register certain shares held by Dragon. Dragon and the Company subsequently executed an amendment to the Dragon Agreement extending until February 15, 2005 the requirement to file the Registration Statement. In an effort to save the resources and cost required to file a Registration Statement, commencing in December 2004, the Company sought from Dragon a further extension in the filing requirement. Based on ongoing discussions with representatives of Dragon, Company management anticipated that a written amendment would be executed prior to February 15, 2005 to further extend the filing requirement. However, as of the date of this report, the Company has been unable to obtain a written extension of this filing requirement from Dragon. The Company is therefore in default under the Dragon Agreement and Certificate of Designations commencing on February 15, 2005. Under the terms of the Certificate of Designations, during such a default, Dragon is permitted to convert its shares of Series C Preferred Stock into shares of common stock of the Company at a rate of 70% of the conversion price instead of 80% of the conversion price. However, because the floor price for conversion of the shares of Series C Preferred Stock is $.05, this default will not permit Dragon to benefit from the default conversion rate should Dragon elect to convert at the current share price of the Company’s common stock. Also, the Company did not prepare the Registration Statement for filing by the February 15, 2005 deadline in anticipation of receiving a written extension, and the Company therefore believes it would be inequitable for Dragon to benefit from this default. The Company may cure the default by filing a Registration Statement or obtaining a written extension from Dragon.

The Company incorporates by reference the information contained in the document filed as Exhibit 99.1 to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 23, 2005 regarding the results of operations for the quarter ending December 31, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOLECULAR IMAGING CORPORATION

Dated: February 22, 2005	By:	/s/ Dennis M. Mulroy
Dennis M. Mulroy, Chief Financial Officer